Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Increase in Earnings for Second Quarter 2013

High Point, NC – BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the quarter ended June 30, 2013.

For the quarter ended June 30, 2013, net income totaled $4.7 million, an increase of $2.4 million, or 103.7%, compared to net income of $2.3 million for the second quarter of 2012. Net income available to common shareholders for the quarter ended June 30, 2013 was $4.1 million, or $0.16 per diluted share, an increase of $2.4 million, or 144.7%, compared to net income available to common shareholders of $1.7 million, or $0.13 per diluted share, for the second quarter of 2012. Included in the financial results for the second quarter of 2012 was $7.7 million of bargain purchase gain the Company recorded on the acquisition of Carolina Federal Savings Bank (“Carolina Federal”).

For the six months ended June 30, 2013, net income totaled $8.9 million, an increase of $4.9 million, or 122.8%, when compared to net income of $4.0 million for the six months ended June 30, 2012. Net income available to common shareholders for the six months ended June 30, 2013 was $7.9 million, or $0.30 per diluted share, an increase of $5.1 million, or 180.2%, compared to net income available to common shareholders of $2.8 million, or $0.24 per diluted share, for the six months ended June 30, 2012. As stated above, the financial results for the six months ended June 30, 2012 include $7.7 million of bargain purchase gain the Company recorded on the acquisition of Carolina Federal.

Average common shares outstanding increased significantly from June 30, 2012 as a result of the $72.5 million capital raise in the second quarter of 2012 and the acquisitions of both KeySource Financial (“KeySource”) and First Trust Bank (“First Trust”) during the second half of 2012. For the quarters ended June 30, 2013 and 2012, average fully-diluted shares outstanding were 26.5 million and 13.6 million, respectively.

Total assets at June 30, 2013 were $2.93 billion, an increase of $486.8 million, or 19.9%, compared to total assets of $2.44 billion at June 30, 2012. The increase was due to continued growth in our North Carolina franchise, along with the acquisition and integration of First Trust, KeySource, and, to a lesser extent, two branches that were acquired from The Bank of Hampton Roads (“BHR”) during the second half of 2012.

Total assets at June 30, 2013 decreased by $154.2 million, or 5.0%, as compared to total assets of $3.08 billion at December 31, 2012. As part of the KeySource and First Trust acquisitions, management’s intention was to utilize excess liquidity and the acquired securities portfolios to repay wholesale and non-core deposits as they matured. The Company has been successful at reducing this inefficient component of the acquired balance sheets, and thus has experienced a decline in total assets during the first half of 2013. This deleveraging has helped the Company execute on its strategic initiative to improve capital ratios and net interest margin.

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Highlights for Quarter Ended June 30, 2013:

•	Announced agreement to acquire Randolph Bank and Trust Company (“Randolph”), a commercial bank with $302 million in assets serving small businesses and professionals in the Piedmont-Triad area of North Carolina;

•	Redemption of all Series A Preferred Stock with non-dilutive term loan;

•	Richard D. Callicutt II was named President and Chief Executive Officer, upon the planned retirement of founding President and CEO, W. Swope Montgomery, Jr.;

•	Diluted earnings per share of $0.16, an increase of 23.1% compared to the second quarter of 2012;

•	Net income available to common shareholders of $4.1 million, an increase of 144.7% compared to the second quarter of 2012;

•	Fully taxable-equivalent net interest margin increased to 4.32%, compared to 3.71% for the second quarter of 2012;

•	Fully taxable-equivalent net interest margin, before hedging costs, increased to 4.68%, compared to 4.08% for the second quarter of 2012; and

•	Tangible common equity ratio of 7.69% at June 30, 2013, compared to 3.84% at June 30, 2012.

Richard D. Callicutt II, President and CEO, stated, “First, I want to thank my dear friend and founding CEO, Swope Montgomery, who retired in June, for his leadership of our Company for the past 22 years. He has slowly given me the reigns over the past ten years as he groomed me for this important transition as his successor. I am thrilled he will remain involved as our Vice-Chairman, and I look forward to working with him and our Board to take this Company to even greater heights.”

“I am pleased to report another strong quarter, with earnings per share of $0.16 on a GAAP basis, and $0.17 on a Non-GAAP or core basis. We continue to see credit metrics improve, our non-acquired loan portfolio grow at a double-digit rate, our mortgage department remains healthy and growing despite an industry-wide slowdown in refinancing activity, and we remain diligent in our pursuit of integration efficiencies and cost savings associated with our recent completed acquisitions. The recently announced agreement to acquire Asheboro based Randolph Bank & Trust is another step in our strategic initiative to expand within our existing markets and provide further leverage of our support infrastructure, enhance overall operating efficiency, and create meaningful earnings accretion for our shareholders.

Our net interest margin, with and without fair value accretion, is up significantly from year ago levels, due to an aggressive re-pricing of deposit accounts and a more efficient earning asset base. With the Charlotte and Triangle real estate markets recovering more rapidly than anticipated, the resolutions of purchase credit impaired loans above carrying value is continuing to result in elevated fair value accretion, adding further to net interest margin.

Also, during the quarter we closed on a $30.0 million term loan at the holding company level and used the proceeds to redeem $31.3 million of Series A preferred stock. This transaction had minimal impact on Bank-level capital ratios, and will save the Company approximately $1.0 million after-tax annually from current levels,” said Rick Callicutt.

Operating Results

Fully taxable-equivalent (“FTE”) net interest income for the second quarter of 2013 was $28.0 million, an increase of $500,000, or 2.1%, from $27.5 million for the first quarter of 2013, and an increase of $8.4 million, or 42.8%, from $19.6 million for the second quarter of 2012. FTE net interest margin was 4.32% for the second quarter of 2013, an increase of 12 basis points from 4.20% for the first quarter of 2013, and an increase of 61 basis points from 3.71% for the second quarter of 2012.

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FTE net interest income for the six months ended June 30, 2013 was $55.5 million, an increase of $15.9 million, or 40.1%, from $39.6 million for the six months ended June 30, 2012. FTE net interest margin was 4.26% for the first six months of 2013, an increase of 51 basis points from 3.75% for the comparable period of 2012.

Average interest-earning assets were $2.60 billion for the second quarter of 2013, a decrease of $46.0 million, or 1.7%, from $2.65 billion during the first quarter of 2013, and an increase of $479.3 million, or 22.6%, from $2.12 billion for the second quarter of 2012. The decrease from the first quarter of 2013 was a continued reduction in interest-earning balances at other financial institutions, as the Company continued repaid wholesale and certain high cost deposits as they mature. Average interest-earning assets were $2.63 billion for the six months ended June 30, 2013, an increase of $505.5 million, or 23.8%, from $2.12 billion for the six months ended June 30, 2012. The increase in average interest-earning assets from 2012 is primarily due to the interest-earning assets acquired from First Trust, KeySource and, to a lesser extent, BHR during the second half of 2012.

The Company’s average yield on interest-earning assets increased 12 basis points from 5.33% for the first quarter of 2013 to 5.45% for the second quarter of 2013, and increased 19 basis points from 5.26% for the second quarter of 2012. The increase from first quarter of 2013 was due to a significant reduction of interest-bearing deposits with other institutions, consistent with the Company’s strategy for deleveraging the balance sheet. The increase from the second quarter of 2012 was due to increased volume of portfolio loans, primarily obtained from the acquisitions of First Trust, KeySource and Carolina Federal, as well as increased level of accretion of yield and fair value discounts on the acquired loan portfolios. Loan accretion during the second quarter of 2013 totaled $3.7 million, an increase from loan accretion of $3.3 million for the first quarter of 2013, and an increase of $2.7 million, or 256.4%, from $1.0 million of accretion recorded in the second quarter of 2012.

The Company’s average yield on interest-earning assets was 5.39% for the six months ended June 30, 2013, compared to 5.34% for the comparable period of 2012. The increase from 2012 was due to increased volume of portfolio loans, primarily obtained from the acquisitions of First Trust, KeySource and Carolina Federal, as well as increased level of accretion of yield and fair value discounts on the acquired loan portfolios. Loan accretion during the six months ended June 30, 2013 totaled $7.0 million, an increase of $4.5 million, or 179.9%, from loan accretion of $2.5 million for the six months ended June 30, 2012.

Average interest-bearing liabilities were $2.36 billion for the second quarter of 2013, a decrease of $53.8 million, or 2.2%, from $2.41 billion for the first quarter of 2013, and an increase of $316.6 million, or 15.5%, from $2.04 billion for the second quarter of 2012. The decrease from the first quarter of 2013 was due to the continued repayment of higher rate time and transaction deposits and replacement of these deposits at lower rates, offset by increased borrowings entered into during the second quarter of 2013. Average interest-bearing liabilities were $2.39 billion for the six months ended June 30, 2013, an increase of $317.1 million, or 15.3%, from $2.07 billion for the comparable period of 2012. The increase in average interest-bearing liabilities from 2012 is primarily due to the acquisitions of First Trust, KeySource, and BHR during the second half of 2012.

The Company’s average cost of interest-bearing liabilities was 1.25% for the second quarter of 2013, a slight increase from 1.24% for the first quarter of 2013, and a decrease of 35 basis points from 1.60% for the second quarter of 2012. This increase from first quarter of 2013 was due to increased borrowings that were entered into during the second quarter of 2013, offset by the Company’s decision to reduce exposure to higher cost deposit products and aggressively reduce deposit rates. The Company continued to experience an increase in cash flow hedging expense, which totaled $2.3 million for the second quarter of 2013, compared to $2.2 million for the first quarter of 2013 and $1.9 million for the second quarter of 2012. Without the cash flow hedging expense, FTE net interest margin for the second quarter of 2013 was 4.68%, compared to 4.54% for the first quarter of 2013 and 4.08% for the second quarter of 2012.

The Company’s average cost of interest-bearing liabilities was 1.24% for the six months ended June 30, 2013, a decrease of 38 basis points from 1.62% for the comparable period of 2012. This decrease was primarily due to the Company’s decision to reduce exposure to higher cost deposit products and aggressively reduce deposit rates over the past three quarters. Decreases in the average cost of deposits were slightly offset by an increase in cash flow hedging expense, which totaled $4.5 million for the six months ended June 30, 2013, compared to $3.8 million for the comparable period of 2012. Without the cash flow hedging expense, FTE net interest margin for the six months ended June 30, 2013 was 4.61%, compared to 4.11% for the comparable period of 2012.

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	Average Yields / Costs (FTE)
	(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2013	3/31/2013	6/30/2012	6/30/2013	6/30/2012
Earning asset yield	5.45%	5.33%	5.26%	5.39%	5.34%
Cost of interest-bearing liabilities	1.25%	1.24%	1.60%	1.24%	1.62%
Cost of funds	1.12%	1.12%	1.47%	1.12%	1.50%
Net interest spread	4.20%	4.09%	3.66%	4.15%	3.72%
Net interest margin	4.32%	4.20%	3.71%	4.26%	3.75%

Net interest margin w/o hedging expense	4.68%	4.54%	4.08%	4.61%	4.11%

Non-interest income was $5.6 million for the second quarter of 2013, a decrease of $600,000, or 9.7%, compared to $6.2 million for the first quarter of 2013, and a decrease of $6.1 million, or 52.0%, from $11.7 million for the second quarter of 2012. Excluding bargain purchase gains on acquisitions, FDIC-related income and gain (loss) on sale of securities, adjusted non-interest income was $5.1 million for the second quarter of 2013, an increase of $170,000, or 3.4%, from $5.0 million for the first quarter of 2013, and an increase of $1.4 million, or 38.5%, from $3.7 million for the second quarter of 2012.

For the six months ended June 30, 2013, non-interest income was $11.8 million, a decrease of $5.7 million, or 32.5%, compared to non-interest income of $17.5 million for the six months ended June 30, 2012. Excluding bargain purchase gains on acquisitions, FDIC-related income and gain (loss) on sale of securities, adjusted non-interest income was $10.1 million for the six months ended June 30, 2013, an increase of $3.4 million, 49.8%, from $6.7 million for the comparable period of 2012. The increase was primarily due to increased volume of mortgage originations, as the Company continued to expand commissioned originators across key target markets.

Non-interest expense was $23.8 million for the second quarter of 2013, an increase of $700,000, or 2.8%, compared to non-interest expense of $23.1 million for the first quarter of 2013, and an increase of $4.6 million, or 23.9%, from $19.2 million for the second quarter of 2012. Excluding transaction-related costs, adjusted non-interest expense for the second quarter of 2013 was $23.5 million, an increase of $1.4 million, or 6.2%, from $22.1 million for the first quarter of 2013, and an increase of $5.4 million, or 29.7%, from $18.1 million for the second quarter of 2012. The increase from the first quarter of 2013 was primarily due to a $750,000 increase in valuation adjustments for other real estate owned (“OREO”). The increase from the second quarter of 2012 was primarily due to an increased number of employees and facilities purchased through the acquisitions of First Trust, KeySource, BHR and Carolina Federal.

Non-interest expense was $46.9 million for the first six months of 2013, an increase of $9.9 million, or 26.7%, from $37.0 million for the first six months of 2012. Excluding transaction-related costs, adjusted non-interest expense for the six months ended June 30, 2013 was $45.5 million, an increase of $10.4 million, or 29.9%, from $35.1 million for the six months ended June 30, 2012. The increase from 2012 was primarily due to an increased number of employees and facilities purchased through the acquisitions of First Trust, KeySource, BHR and Carolina Federal.

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	Non-Interest Income / Non-Interest Expense
	(dollars in thousands; unaudited)

	Three Months Ended			Six Months Ended
	6/30/2013	3/31/2013	6/30/2012	6/30/2013	6/30/2012
Non-interest income
Mortgage fees	$2,480	$2,381	$1,378	$4,861	$2,494
Service charges	1,034	926	749	1,960	1,487
SBA income	250	353	669	603	897
Earnings on bank-owned life insurance	542	559	395	1,101	805
Gain (loss) on sale of securities	176	(228)	-	(52)	1,619
Gain on acquisitions	-	719	7,734	719	7,734
Other	1,120	1,492	757	2,612	2,455
Total non-interest income	$5,602	$6,202	$11,682	$11,804	$17,491

Non-interest expense
Salaries and employee benefits	$12,728	$12,805	$9,692	$25,533	$19,593
Occupancy	1,507	1,683	1,078	3,190	2,198
Furniture and equipment	1,260	1,379	952	2,639	2,026
Data processing and supply	720	723	696	1,443	1,393
Advertising and business development	610	587	375	1,197	763
Insurance, professional and other services	1,457	1,458	1,221	2,915	2,566
FDIC insurance assessments	780	666	500	1,446	1,100
Loan, foreclosure and other real estate owned	2,876	2,018	3,145	4,894	4,621
Other	1,821	1,797	1,518	3,618	2,742
Total non-interest expense	$23,759	$23,116	$19,177	$46,875	$37,002

The following is a summary of transaction-related expenses incurred by transaction:

	Transaction Related Expenses
	(dollars in thousands; unaudited)

	Three Months Ended			Six Months Ended
Transaction	6/30/2013	3/31/2013	6/30/2012	6/30/2013	6/30/2012
Blue Ridge Savings Bank	$-	$-	$206	$-	$744
Regent Bank	-	-	119	-	428
Carolina Federal	-	111	186	111	186
KeySource	-	76	388	76	388
BHR	-	-	31	-	31
First Trust	-	848	168	848	168
Randolph	309	-	-	309	-
Total	$309	$1,035	$1,098	$1,344	$1,945

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Additional Operating Highlights

Total portfolio loans increased by $13.7 million, or 0.7%, from December 31, 2012 to $2.05 billion as of June 30, 2013. The table below outlines the Company’s loan portfolio mix between covered and non-covered loans for the past five quarters:

	Gross Loan Growth
	(dollars in thousands; unaudited)

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Loans covered by loss share, at fair value	$202,073	$224,056	$248,930	269,388	$284,579
Loans not covered by loss share, at fair value	260,542	270,149	327,674	180,989	50,498
Loans, other	1,586,326	1,536,944	1,458,654	1,450,015	1,425,210
Total portfolio loans	$2,048,941	$2,031,149	$2,035,258	$1,900,392	$1,760,287

Change in balance (quarter/quarter):
Total portfolio loans	0.9%	-0.2%	7.1%	8.0%	2.1%
Loans, other	3.2%	5.4%	0.6%	1.7%	2.7%
Annual growth of loans not covered under loss-share	25.2%

Total deposits at June 30, 2013 were $2.43 billion, a decrease of $228.0 million, or 8.6%, from total deposits of $2.66 billion as of December 31, 2012. This decrease was primarily due to the Company’s decision to utilize excess liquidity and the acquired securities portfolios to repay wholesale and non-core deposits as they matured, as well as aggressively reducing deposit rates over the past three fiscal quarters. Wholesale deposits were 32.4% of total deposits at June 30, 2013, an increase compared to 28.4% as of December 31, 2012. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $287.9 million, or 25.2%, over the past twelve months. At June 30, 2013, time deposits were 41.2% of total deposits, compared to 43.7% at December 31, 2012.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Non-interest bearing demand	$275,984	$267,458	$275,605	$207,928	$180,238
Interest-bearing demand	1,152,779	1,171,484	1,221,089	1,067,855	960,597
Time deposits	999,552	1,069,207	1,159,615	1,033,304	948,658
Total	$2,428,315	$2,508,149	$2,656,309	$2,309,087	$2,089,493

Change in balance (quarter/quarter)	-3.2%	-5.6%	15.0%	10.5%	-1.3%

Annual deposit growth	16.2%

Total borrowings at June 30, 2013 were $227.7 million, an increase of $107.1 million, or 88.9%, from total borrowings of $120.6 million as of December 31, 2012. At June 30, 2013, $112.1 million of these borrowings were short-term, while the remaining $115.6 million were long-term. The increase in borrowings was primarily due to $73.4 million of additional short-term borrowings from the Federal Home Loan Bank, which were used to repay wholesale and non-core deposits as part of the Company’s deleveraging strategy, as well as a $30.0 million term loan obtained from Synovus Bank for the repurchase of Series A preferred stock. Upon closing of the announced acquisition of Randolph Bank & Trust, the Company intends to utilize approximately $100.0 million of liquid assets to repay the short-term borrowings from the Federal Home Loan Bank.

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Asset Quality

Net loan charge-offs for the second quarter of 2013 were $7.4 million, which included $4.3 million on loans covered under loss-share agreements and $3.1 million on loans not covered under loss-share agreements. The Company’s share of the covered net loan charge-offs was $851,000, with the remainder being reimbursed by the FDIC. Combined with the $3.1 million of non-covered net charge-offs, the Company incurred $4.0 million in net charge-off losses, or 0.78% of average loans, during the second quarter of 2013, compared to $4.6 million, or 0.92% of average loans, for the first quarter of 2013, and $5.1 million, or 1.17% of average loans, for the second quarter of 2012.

Net loan charge-offs for the six months ended June 30, 2013 were $15.5 million, which included $8.7 million on loans covered under loss-share agreements and $6.8 million on loans not covered under loss-share agreements. The Company’s share of the covered net loan charge-offs for the six months ended June 30, 2013 was $1.8 million, with the remainder being reimbursed by the FDIC. Combined with the $6.8 million of non-covered net charge-offs, the Company incurred $8.6 million in net charge-off losses, or 0.85% of average loans, during the six months ended June 30, 2013, compared to $8.8 million, or 1.03% of average loans, for the comparable period of 2012.

During the second quarter of 2013, the Company recorded a provision for loan losses of $2.3 million, a decrease of $1.8 million, or 44.4%, from $4.1 million recorded in the first quarter of 2013, and a decrease of $6.0 million, or 72.5%, from $8.3 million recorded during the second quarter of 2012. The entire $2.3 million in provision expense recorded during the second quarter of 2013 related to legacy non-covered loans.

During the first six months of 2013, the Company recorded a provision for loan losses of $6.4 million, a decrease of $7.1 million, or 52.6%, from $13.5 million recorded in the first six months of 2012. Of the $6.4 million in provision expense, $6.0 million related to legacy non-covered loans. During the six months ended June 30, 2013, the Company recorded a gross provision of $2.0 million for loss-share loans, of which $1.6 million was recorded through a FDIC indemnification asset and the remaining $400,000 was recorded through the Company’s provision expense.

The allowance for loan losses was $32.9 million at June 30, 2013, a decrease of $7.4 million, or 18.4%, from $40.3 million at December 31, 2012. Loan loss reserves to total portfolio loans were 1.60% and 1.98% at June 30, 2013 and December 31, 2012, respectively. The allowance for loan loss allocated to loans not marked to fair value was 1.53% and 1.72% at June 30, 2013 and December 31, 2012, respectively. The components of the allowance for loan loss as of June 30, 2013 were as follows:

	Allowance for Loan Loss Summary
	(dollars in thousands; unaudited)
	At June 30, 2013
				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered under loss-share agreements, at fair value	$202,073	$(8,641)	$193,432	4.28%
Loans not covered under loss-share agreements, at fair value	260,542	-	260,542	-
Loans, other (1)	1,586,326	(24,218)	1,562,108	1.53%
Total portfolio loans	$2,048,941	$(32,859)	$2,016,082	1.60%

(1) Includes $17,209 of loans covered by loss-share agreements not recorded at fair value at June 30, 2013

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, were 3.90% of total assets at June 30, 2013, compared to 3.93% at December 31, 2012. Nonperforming assets not covered by loss-share were 1.94% of total assets not covered by loss-share as of June 30, 2013, compared to 1.82% at December 31, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

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	Asset Quality Information
	(dollars in thousands; unaudited)

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Nonaccrual loans not covered by loss-share	$22,276	$27,212	$22,442	$25,220	$25,351
Nonaccrual loans covered by loss-share	44,317	52,274	46,981	54,427	61,695
OREO not covered by loss-share	29,143	31,177	28,811	25,589	23,655
OREO covered by loss-share	17,668	20,709	23,102	30,077	35,105
90 days past due not covered by loss-share	823	-	-	4,137	-
90 days past due covered by loss-share	-	-	-	1	5
Total nonperforming assets	$114,227	$131,372	$121,336	$139,451	$145,811
Nonperforming assets not covered by loss-share	$52,242	$58,389	$51,253	$54,946	$49,006

Total assets	$2,929,636	$2,929,191	$3,083,788	$2,711,173	$2,442,815
Total assets less covered assets	2,692,686	2,670,691	2,811,756	2,411,708	2,123,131

Total portfolio loans	2,048,941	2,031,149	2,035,258	1,900,392	1,760,287
Total accruing loans	1,982,348	1,951,663	1,965,835	1,820,851	1,673,241
Total portfolio loans less fair value loans	1,586,326	1,536,944	1,458,654	1,450,015	1,425,210
Total portfolio loans less covered loans	1,829,659	1,793,358	1,786,328	1,631,004	1,475,708

Total allowance for loan losses	32,859	38,148	40,292	34,823	40,856
Allowance for loans not covered by loss-share	24,218	24,966	25,028	24,831	27,284
Allowance for loans covered by loss-share	8,641	13,182	15,264	9,992	13,572

Ratio of nonperforming assets to total assets	3.90%	4.48%	3.93%	5.14%	5.97%
Not covered by loss-share	1.94%	2.19%	1.82%	2.28%	2.31%

Ratio of nonperforming loans to total portfolio loans	3.29%	3.91%	3.41%	4.41%	4.95%
Not covered by loss-share	1.26%	1.52%	1.26%	1.80%	1.72%

Ratio of allowance for loan losses to total portfolio loans	1.60%	1.88%	1.98%	1.83%	2.32%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.53%	1.62%	1.72%	1.71%	1.91%

Net charge-offs, QTD	$7,351	$8,172	$6,269	$10,099	$9,077
Net charge-offs, non-covered portion, QTD (1)	3,949	4,604	3,792	6,883	5,053
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.78%	0.92%	0.78%	1.54%	1.17%

Loans restructured/modified not included in above, (not 90 days past due or on nonaccrual)	$12,639	$10,896	$35,889	$34,195	$34,061

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

Nonaccrual loans not covered by loss-share agreements totaled $22.3 million at June 30, 2013, a slight decrease from $22.4 million at December 31, 2012. Excluding loans covered by loss-share agreements, nonperforming loans as a percentage of total loans was 1.26% as of June 30, 2013, consistent with the level as of December 31, 2012. Nonaccrual loans covered by loss-share agreements totaled $44.3 million as of June 30, 2013, a decrease from $47.0 million at December 31, 2012. The decrease is due to the Company’s sustained efforts in resolving acquired nonperforming loans.

Troubled debt restructurings (“TDRs”) were $21.3 million as of June 30, 2013, of which $4.2 million was covered under loss-share. Of the $21.3 million of TDRs, $12.6 million are performing under the terms of the restructured agreements, as compared to $44.9 million of TDRs as of December 31, 2012, of which $35.9 million were performing under the terms of the restructured agreements. The decrease in performing TDRs was primarily due to a significant amount of restructurings that are no longer required to be reported as TDRs due to contractual performance over a passage of time.

OREO at June 30, 2013 totaled $46.8 million, which is a decrease of $5.1 million from $51.9 million at December 31, 2012. At June 30, 2013, the carrying value of OREO covered by loss-share agreements was $17.7 million, a decrease of $5.4 million from $23.1 million at December 31, 2012. OREO not covered by loss-share agreements totaled $29.1 million at June 30, 2013, a slight increase from $28.8 million at December 31, 2012. Of the $29.1 million in non-covered OREO at June 30, 2013, $2.8 million was acquired from First Trust or KeySource. The Company has sold $18.4 million of OREO properties during the six months ended June 30, 2013, which was offset by $14.1 million of additions to OREO. For the three and six months ended June 30, 2013, the Company recorded valuation adjustments of $1.5 million and $2.3 million, respectively, a decrease from valuation adjustments of $2.0 million and $2.7 million for the three and six months ended June 30, 2012, respectively.

8

Capital Position

On June 30, 2013, shareholders’ equity was $254.4 million, a decrease of $27.8 million, or 9.8%, from shareholders’ equity of $282.2 million as of December 31, 2012. In April 2013, the Company closed on a $30.0 million term loan and used the proceeds to redeem the $31.3 million of Series A preferred stock. As a result of this redemption, the Company recorded $356,000 of additional discount accretion during the second quarter of 2013. After this redemption and the conversion of 1,804,566 shares of Series B preferred stock to non-voting common stock in February 2013, the Company no longer has any preferred shares issued or outstanding.

All of the Bank’s and Company’s capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $2.93 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 32 banking offices in North and South Carolina. The Bank’s seven locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

9

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)
	For the
	Three Months Ended
	June 30, 2013	June 30, 2012	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$33,675	$26,298	28.1%
Interest expense	7,364	8,142	(9.6)
Net interest income	26,311	18,156	44.9
Provision for loan losses	2,288	8,330	(72.5)
Net interest income after provision for loan losses	24,023	9,826	144.5
Non-interest income	5,602	11,682	(52.1)
Non-interest expense	23,759	19,177	23.9
Income before income tax expense	5,866	2,331	151.7
Income tax expense	1,199	40	2,897.5
Net income	4,667	2,291	103.7
Preferred stock dividends and discount accretion	531	601	(11.7)
Net income available to common shareholders	$4,136	$1,690	144.7

PER SHARE DATA
Earnings per share, basic	$0.16	$0.13	20.2
Earnings per share, diluted	0.16	0.13	20.1
Tangible common book value per share (1)	8.41	10.12	(16.9)

Weighted average participating common shares:
Basic	26,475	13,549
Diluted	26,498	13,556
Period-end number of shares:
Common	26,479	9,154
Convertible preferred	-	1,877

PERFORMANCE RATIOS
Return on average assets	0.57%	0.29%
Return on average common equity	6.49%	5.63%
Return on average tangible common equity (1)	7.70%	7.89%
Net interest margin (FTE)	4.32%	3.71%
Net interest margin w/o hedging expense (FTE)	4.68%	4.08%
Average equity to average assets	9.06%	7.69%
Allowance for loan losses as a % of portfolio loans	1.60%	2.32%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.53%	1.91%
Nonperforming assets to total assets, end of period	3.90%	5.97%
Not covered by loss share	1.94%	2.31%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.78%	1.17%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$176	$-
Acquisition gains	-	7,734
Fair value accretion	3,664	1,028
Additional accretion from redemption of Series A preferred stock	356	-
FDIC related income	288	238
Hedging instrument expense	2,333	1,874
OREO valuation adjustments	1,539	2,038
Merger related expenses	309	1,098

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

10

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)
	For the Six Months Ended
	June 30, 2013	June 30, 2012	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$66,826	$53,477	25.0%
Interest expense	14,727	16,709	(11.9)
Net interest income	52,099	36,768	41.7
Provision for loan losses	6,403	13,509	(52.6)
Net interest income after provision for loan losses	45,696	23,259	96.5
Non-interest income	11,804	17,491	(32.5)
Non-interest expense	46,875	37,002	26.7
Income before income tax expense (benefit)	10,625	3,748	183.5
Income tax expense (benefit)	1,679	(268)	(726.5)
Net income	8,946	4,016	122.8
Preferred stock dividends and discount accretion	1,060	1,202	(11.8)
Net income available to common shareholders	$7,886	$2,814	180.2

PER SHARE DATA
Earnings per share, basic	$0.30	$0.24	24.1
Earnings per share, diluted	0.30	0.24	24.1
Tangible common book value per share (1)	8.41	10.12	(16.9)

Weighted average participating common shares:
Basic	26,470	12,230
Diluted	26,486	12,238
Period-end number of shares:
Common	26,479	9,154
Convertible preferred	-	1,877

PERFORMANCE RATIOS
Return on average assets	0.54%	0.23%
Return on average common equity	6.31%	4.89%
Return on average tangible common equity (1)	7.51%	6.97%
Net interest margin (FTE)	4.26%	3.75%
Net interest margin w/o hedging expense (FTE)	4.61%	4.11%
Average equity to average assets	9.34%	7.12%
Allowance for loan losses as a % of portfolio loans	1.60%	2.32%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.53%	1.91%
Nonperforming assets to total assets, end of period	3.90%	5.97%
Nonperforming assets not covered by loss share	1.94%	2.31%
Ratio of net charge-offs, with covered portion, to
average total loans	0.85%	1.03%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(52)	$1,619
Acquisition gains	719	7,734
Fair value accretion	6,997	2,500
Additional accretion from redemption of Series A preferred stock	356	-
FDIC related income	1,031	1,390
Hedging instrument expense	4,538	3,793
OREO valuation adjustments	2,324	2,741
Merger related expenses	1,344	1,945

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

11

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$33,675	$33,151	$32,224	$27,814	$26,298
Interest expense	7,364	7,363	8,119	8,063	8,142
Net interest income	26,311	25,788	24,105	19,751	18,156
Provision for loan losses	2,288	4,115	5,520	3,708	8,330
Net interest income after provision for loan losses	24,023	21,673	18,585	16,043	9,826
Non-interest income	5,602	6,202	10,394	5,253	11,682
Non-interest expense	23,759	23,116	24,871	20,399	19,177
Income before income tax expense (benefit)	5,866	4,759	4,108	897	2,331
Income tax expense (benefit)	1,199	480	(940)	(492)	40
Net income	4,667	4,279	5,048	1,389	2,291
Preferred stock dividends and discount accretion	531	529	601	601	601
Net income available to common shareholders	$4,136	$3,750	$4,447	$788	$1,690

Net interest income, as reported	$26,311	$25,788	$24,105	$19,751	$18,156
Tax-equivalent adjustment	1,718	1,673	1,533	1,349	1,467
Net interest income, tax-equivalent	$28,029	$27,461	$25,638	$21,100	$19,623

PER SHARE DATA
Earnings per share, basic	$0.16	$0.14	$0.19	$0.04	$0.13
Earnings per share, diluted	0.16	0.14	0.19	0.04	0.13

Weighted average participating common shares:
Basic	26,475	26,464	24,272	21,645	13,550
Diluted	26,498	26,476	24,277	21,646	13,556
Period-end number of shares:
Common	26,479	26,472	24,650	21,359	9,154
Convertible preferred	-	-	1,805	1,805	1,877

PERFORMANCE RATIOS
Return on average assets	0.57%	0.51%	0.63%	0.12%	0.29%
Return on average common equity	6.49%	6.12%	8.16%	1.75%	5.63%
Return on average tangible common equity (1)	7.70%	7.33%	9.76%	2.30%	7.89%
Net interest margin (FTE)	4.32%	4.20%	4.09%	3.75%	3.71%
Net interest margin w/o hedging expense (FTE)	4.68%	4.54%	4.43%	4.11%	4.08%
Average equity to average assets	9.06%	9.61%	9.43%	9.55%	7.69%
Allowance for loan losses as a % of portfolio loans	1.60%	1.88%	1.98%	1.83%	2.32%
Total portfolio loans less fair value loans to allowance not covered by loss-share	1.53%	1.62%	1.72%	1.71%	1.91%
Nonperforming assets to total assets, end of period	3.90%	4.48%	3.93%	5.14%	5.97%
Not covered by loss share	1.94%	2.19%	1.82%	2.28%	2.31%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.78%	0.92%	0.78%	1.54%	1.17%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$176	$(228)	$651	$756	$-
Acquisition gains	-	719	4,972	-	7,734
Fair value accretion	3,664	3,333	3,086	1,068	1,028
Additional accretion from redemption of Series A preferred stock	356	-	-	-	-
FDIC related income	288	743	403	673	238
Hedging instrument expense	2,333	2,205	2,133	2,014	1,874
OREO valuation adjustments	1,539	785	2,734	1,603	2,038
Merger related expenses	309	1,035	1,406	1,861	1,098

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

12

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	As of
	June 30, 2013	December 31, 2012	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$1,829,659	$1,786,328	2.4%
Loans covered by loss share	219,282	248,930	(11.9)
Allowance for loan losses	(32,859)	(40,292)	(18.5)
Net portfolio loans	2,016,082	1,994,966	1.1
Loans held for sale	39,954	57,414	(30.4)
Investment securities	466,079	456,344	2.1
Total interest-earning assets	2,610,415	2,747,702	(5.0)
Total assets	2,929,636	3,083,788	(5.0)

Deposits:
Non-interest bearing deposits	275,984	275,605	0.1
Interest-bearing demand and savings	1,152,779	1,221,089	(5.6)
Time deposits	999,552	1,159,615	(13.8)
Total deposits	2,428,315	2,656,309	(8.6)
Borrowed funds	227,697	120,555	88.9
Total interest-bearing liabilities	2,380,028	2,501,259	(4.9)
Shareholders' equity:
Preferred equity	-	47,878	(100.0)
Common equity	251,872	228,937	10.0
Accumulated other comprehensive income	2,573	5,429	(52.6)
Total shareholders' equity	254,445	282,244	(9.9)

	As of
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
SELECTED BALANCE SHEET DATA
End of period balances
Portfolio loans:
Loans not covered by loss share	$1,829,659	$1,793,358	$1,786,328	$1,631,004	$1,475,708
Loans covered by loss share	219,282	237,791	248,930	269,388	284,579
Allowance for loan losses	(32,859)	(38,148)	(40,292)	(34,823)	(40,856)
Net portfolio loans	2,016,082	1,993,001	1,994,966	1,865,569	1,719,431
Loans held for sale	39,954	46,134	57,414	29,883	17,793
Investment securities	466,079	476,982	456,344	360,678	334,382
Total interest-earning assets	2,610,415	2,605,429	2,747,702	2,424,949	2,166,586
Total assets	2,929,636	2,929,191	3,083,788	2,711,173	2,442,815

Deposits:
Non-interest bearing deposits	275,984	267,458	275,605	207,928	180,238
Interest-bearing demand and savings	1,152,779	1,171,484	1,221,089	1,067,855	960,597
Time deposits	999,552	1,069,207	1,159,615	1,033,304	948,658
Total deposits	2,428,315	2,508,149	2,656,309	2,309,087	2,089,493
Borrowed funds	227,697	117,774	120,555	136,895	106,184
Total interest-bearing liabilities	2,380,028	2,358,465	2,501,259	2,238,054	2,015,439
Shareholders' equity:
Preferred equity	-	30,855	47,878	47,758	115,946
Common equity	251,872	248,747	228,937	199,200	117,843
Accumulated other comprehensive income	2,573	4,453	5,429	5,222	3,750
Total shareholders' equity	254,445	284,055	282,244	252,180	237,539

13

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)
	For the Three Month Period Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
SELECTED BALANCE SHEET DATA
Quarterly average balances
Loans:
Loans not covered by loss share	$1,810,382	$1,794,323	$1,673,506	$1,501,953	$1,434,426
Loans covered by loss share	228,536	243,360	267,632	276,984	295,838
Total loans	2,038,918	2,037,683	1,941,138	1,778,937	1,730,264
Investment securities	473,301	461,781	400,482	336,353	324,010
Total interest-earning assets	2,604,275	2,650,229	2,495,019	2,236,808	2,124,972
Total assets	2,916,204	2,980,654	2,806,031	2,523,287	2,431,193

Deposits:
Non-interest bearing deposits	272,088	262,821	225,419	194,006	181,983
Interest-bearing demand and savings	1,150,213	1,176,740	1,109,651	991,293	952,747
Time deposits	1,021,098	1,117,159	1,059,670	955,657	969,292
Total deposits	2,443,398	2,556,720	2,394,740	2,140,956	2,104,022
Borrowed funds	189,308	120,496	126,007	123,325	121,946
Total interest-bearing liabilities	2,360,618	2,414,395	2,295,328	2,070,275	2,043,985
Shareholders' equity	264,201	286,388	264,643	241,041	186,987

14

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)
	As of
	June 30, 2013	June 30, 2012	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$211.3	$189.2	11.7
Residential Construction	32.6	22.1	47.5
Presold	18.7	12.6	48.4
Speculative	13.9	9.5	46.3
Loan size - over $400,000	12.9	2.4	437.5
Loan size - $200,000 to $400,000	9.7	2.2	340.9
Loan size - under $200,000	10.0	4.9	104.1

Commercial Construction	76.2	71.3	6.9
Loan size - $5 million and over	12.5	9.5	31.6
Loan size - $3 million to $5 million	10.7	8.4	27.4
Loan size - $1 million to $3 million	33.3	36.9	(9.8)
Loan size - under $1 million	19.7	16.5	19.4

Residential and Commercial A&D	17.6	15.0	17.3
Loan size - $3 million to $5 million	4.1	3.1	100.0
Loan size - $1 million to $3 million	6.6	7.4	(10.8)
Loan size - under $1 million	6.9	4.5	53.3

Land	84.9	80.8	5.1
Residential Buildable Lots	26.1	25.6	2.0
Commercial Buildable Lots	17.7	13.3	33.1
Land Held for Development	21.9	25.2	(13.1)
Raw and Agricultural Land	19.2	16.7	15.0

Commercial Real Estate	$1,109.8	$803.5	38.1
Multi-Family	59.2	43.2	37.0
Churches	51.5	36.8	40.0
Retail	804.3	585.1	37.5
Owner Occupied	236.9	179.3	32.1
Investment	567.4	405.8	39.8
Loan size - $5 million to $9 million	95.1	74.2	28.2
Loan size - $3 million to $5 million	90.3	57.7	56.5
Loan size - $1 million to $3 million	242.4	163.3	48.4
Loan size - under $1 million	139.6	110.6	26.2

Industrial	194.8	138.4	40.8
Owner Occupied	101.5	69.6	45.8
Investment	93.3	68.8	35.6
Loan size - $5 million and over	6.0	-	100.0
Loan size - $3 million to $5 million	11.5	4.2	173.8
Loan size - $1 million to $3 million	35.8	37.2	(3.8)
Loan size - under $1 million	40.0	27.4	46.0

15

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)
	Trends
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$211.3	$232.3	$196.5	$200.3	$189.2
Residential Construction	32.6	31.1	27.3	25.7	22.1
Presold	18.7	18.6	15.8	17.8	12.6
Speculative	13.9	12.5	11.5	7.9	9.5
Loan size - over $400,000	12.9	4.3	3.7	1.5	2.4
Loan size - $200,000 to $400,000	9.7	3.2	2.9	1.9	2.2
Loan size - under $200,000	10.0	5.0	4.9	4.5	4.9

Commercial Construction	76.2	92.9	76.1	78.7	71.3
Loan size - $5 million and over	12.5	12.5	6.7	14.5	9.5
Loan size - $3 million to $5 million	10.7	11.0	6.7	3.2	8.4
Loan size - $1 million to $3 million	33.3	50.0	42.7	43.9	36.9
Loan size - under $1 million	19.7	19.4	20.0	17.1	16.5

Residential and Commercial A&D	17.6	15.1	18.1	19.7	15.0
Loan size - $3 million to $5 million	4.1	-	4.4	4.0	3.1
Loan size - $1 million to $3 million	6.6	8.8	9.1	10.2	7.4
Loan size - under $1 million	6.9	6.3	4.6	5.5	4.5

Land	84.9	93.2	75.0	76.2	80.8
Residential Buildable Lots	26.1	31.4	23.3	25.0	25.6
Commercial Buildable Lots	17.7	18.9	10.2	11.3	13.3
Land Held for Development	21.9	25.1	24.2	22.0	25.2
Raw and Agricultural Land	19.2	17.8	17.3	17.9	16.7

Commercial Real Estate	$1,109.8	$1,050.6	$930.9	$910.2	$803.5
Multi-Family	59.2	48.6	47.5	43.7	43.2
Churches	51.5	49.6	42.8	43.9	36.8
Retail	804.3	757.2	674.3	662.6	585.1
Owner Occupied	236.9	237.4	196.0	204.1	179.3
Investment	567.4	519.8	478.3	458.5	405.8
Loan size - $5 million to $9 million	95.1	89.0	101.2	102.0	74.2
Loan size - $3 million to $5 million	90.3	82.7	79.4	64.8	57.7
Loan size - $1 million to $3 million	242.4	215.5	186.6	182.8	163.3
Loan size - under $1 million	139.6	132.6	111.1	108.9	110.6

Industrial	194.8	195.2	166.3	160.0	138.4
Owner Occupied	101.5	105.2	93.0	86.9	69.6
Investment	93.3	90.0	73.3	73.1	68.8
Loan size - $5 million and over	6.0	6.2	-	-	-
Loan size - $3 million to $5 million	11.5	4.0	4.1	4.2	4.2
Loan size - $1 million to $3 million	35.8	41.7	37.6	39.5	37.2
Loan size - under $1 million	40.0	38.1	31.6	29.4	27.4

16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Adjusted Non-interest Income (2)	June 30, 2013	March 31, 2013	June 30, 2012

Non-interest income (GAAP)	$5,602	$6,202	$11,682
Less: Bargain purchase gains on acquisitions (GAAP)	-	719	7,734
Gain (loss) on sale of investment securities (GAAP)	176	(228)	-
FDIC income (GAAP)	288	743	238
Adjusted non-interest income (non-GAAP)	$5,138	$4,968	$3,710

	For the Six Months Ended
Adjusted Non-interest Income (2)	June 30, 2013	June 30, 2012

Non-interest income (GAAP)	$11,804	$17,491
Less: Bargain purchase gains on acquisitions (GAAP)	719	7,734
Gain (loss) on sale of investment securities (GAAP)	(52)	1,619
FDIC income (GAAP)	1,031	1,390
Adjusted non-interest income (non-GAAP)	$10,106	$6,748

	For the Three Months Ended
Adjusted Non-interest Expense (2)	June 30, 2013	March 31, 2013	June 30, 2012

Non-interest expense (GAAP)	$23,759	$23,116	$19,177
Less: Transaction-related expenses (GAAP)	309	1,035	1,098
Adjusted non-interest expense (non-GAAP)	$23,450	$22,081	$18,079

	For the Six Months Ended
Adjusted Non-interest Expense (2)	June 30, 2013	June 30, 2012

Non-interest expense (GAAP)	$46,875	$37,002
Less: Transaction-related expenses (GAAP)	1,344	1,945
Adjusted non-interest expense (non-GAAP)	$45,531	$35,057

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

Tangible Common Book Value per Share (2)	June 30, 2013	June 30, 2012

Shareholders' equity (GAAP)	$254,445	$237,539
Less: Preferred stock (GAAP)	-	115,946
Intangible assets (GAAP)	31,671	28,943
Tangible common shareholders equity (non-GAAP)	$222,774	$92,650

Common shares outstanding	26,479	9,154

Tangible common book value per share (non-GAAP)	$8.41	$10.12

	For the Three Months Ended
Return on Average Tangible Common Equity (2)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Net income available to common shareholders (GAAP)	$4,136	$3,750	$4,447	$788	$1,690
Plus: Amortization of intangibles, net of tax (GAAP)	160	160	105	80	112
Tangible net income available to common shareholders (non-GAAP)	$4,296	$3,910	$4,552	$868	$1,802

Average common shareholders equity (non-GAAP)	$255,624	$248,548	$216,825	$179,255	$120,785
Less: Average intangible assets (GAAP)	31,798	32,161	31,235	29,173	28,935
Average tangible common shareholders' equity (non-GAAP)	$223,826	$216,387	$185,590	$150,082	$91,850

Return on average tangible common equity (non-GAAP)	7.70%	7.33%	9.76%	2.30%	7.89%

	For the Six Months Ended
Return on Average Tangible Common Equity (2)	June 30, 2013	June 30, 2012

Net income available to common shareholders (GAAP)	$7,886	$2,814
Plus: Amortization of intangibles, net of tax (GAAP)	321	195
Tangible net income available to common shareholders (non-GAAP)	$8,207	$3,009

Average common shareholders equity (non-GAAP)	$252,153	$115,719
Less: Average intangible assets (GAAP)	31,933	28,957
Average tangible common shareholders' equity (non-GAAP)	$220,220	$86,762

Return on average tangible common equity (non-GAAP)	7.51%	6.97%

(2) BNC Bancorp management uses this measure to evaluate the Company's performance.

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